UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TigerShares Trust
(Exact name of registrant as specified in its charter)

Delaware	83-1729038
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3532 Muirwood Drive Newtown Square, PA	19073
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
TigerShares China-U.S. Internet Titans ETF, shares of beneficial interest, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-226900.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of TigerShares China-U.S. Internet Titans ETF, a series of TigerShares Trust (the “Trust”), to be registered hereunder is set forth in the Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-226900; 811-23371) as filed with the Securities and Exchange Commission via EDGAR Accession No. 0001398344-18-014618 on October 5, 2018 and declared effective on October 19, 2018, as supplemented on October 24, 2018, which description is incorporated herein by reference. Any form of supplement to the Registration Statement which was subsequently filed after October 24, 2018, is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1. The Trust’s Certificate of Trust, dated May 25, 2018, is incorporated herein by reference to Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-226900; 811-23371), as filed with the Securities and Exchange Commission via EDGAR Accession No. 0000898432-18-000921 on August 17, 2018.

2. The Trust’s Trust Instrument, dated May 25, 2018, is incorporated herein by reference to Exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-226900; 811-23371), as filed with the Securities and Exchange Commission via EDGAR Accession No. 0000898432-18-000921 on August 17, 2018.

3. The Trust’s By-Laws, dated May 25, 2018, is incorporated herein by reference to Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-226900; 811-23371), as filed with the Securities and Exchange Commission via EDGAR Accession No. 0000898432-18-000921 on August 17, 2018.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 2, 2018

TigerShares Trust

By:	/s/ Yang Xu
Name:	Yang Xu
Title:	President and Principal Executive Officer